United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
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Current Report
Pursuant to Section 3 OR 15(d) of the Securities Exchange Act of 1934

							May 14, 2003
Date of Report (Date of earliest event reported)________________________________

Bridge Technology, Inc.
_____________________________________________________________________________
(Exact name of registrant as specified in its charter)


State or other jurisdiction of incorporation		Nevada
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Commission File No.					000-24767
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IRS Employer Identification No.				59-3065437
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	12601 Monarch Street, Garden Grove, California  92841
_____________________________________________________________________________
(Address of principal executive offices)	(Zip Code)

							714.891.6508
Registrants telephone number, including area code___________________________

_____________________________________________________________________________
(Former name of former address, if changed since last report.)


INFORMATION TO BE INCLUDED IN THE REPORT


Item 5	Other Events and Regulation FD Disclosure


The Company's annual audit has been delayed primarily due to the SARS epidemic in Hong Kong which has affected the audit of its China and Hong Kong based subsidiaries. BDO Seidman, the Company's auditor has estimated that the audit will be complete by May 31, 2003.



Item 7	Financial Statements and Exhibits

The Company is providing pro-forma financial information for the first quarter of 2002 as compared to the comparable period in 2003. This pro-forma financial information excludes for both periods the discontinued operations of Autec Power Supplies Inc. and Bridge Technology co. Ltd, Ningbo.


 		 Three Months Ended 	Three Months Ended
		 03/31/03	%	03/31/02	%      Changes     %
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Sales		 19,286,613 100.00%    26,232,598   100.00%  (6,945,985) -26.48%
Cost of goods 	 18,294,752  94.86%    24,745,005    94.33%   (6,450253) -26.07%
sold
Gross Profit	    991,861   5.14%	1,487,593     5.67%    (495,732) -33.32%
Research & 	          0   0.00%	        0     0.00%           0   00.00%
Development
Selling and 	    770,508   4.00%	1,250,972     4.77%    (480,464) -38.41%
general and
admin.Expense
Income (loss) 	    221,353   1.15%	  236,621     0.90%     (15,268)  -6.45%
from operations

Other Income & Expenses

Interest Expenses   (75,972) -0.39%	 (193,863)   -0.74%     117,891  -60.81%
Gain on Disposal          0   0.00%	  320,871     1.22%           0
of Investment
Other		      6,820   0.04%	   54,857     0.21%     (48,037) -87.57%
Gross Income 	    152,201   0.79%	  418,486     1.60%    (266,285) -63.63%
before Taxes
Income Tax 	          0   0.00%	   61,204     0.23%     (61,204)-100.00%
Provision
Net Income 	    152,201   0.79%	  357,282     1.36%    (205,081) -57.40%
after Taxes
Net income (loss)    19,512   0.11%	   32,952     0.13%     (13,440) -40.79%
allocated to
minority interest
Net income (loss)   132,689  -4.41%	  324,330     1.24%    (191,641) -59.09%
allocated to
common share




Item 9	Regulation FD Disclosure
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The Company has been sustaining substantial losses in its power supply manufacturing business since April, 2001. The Company's Board of Directors unanimously voted in April 21, 2003 to dispose of these loss operations by approving the sale to Wantec Power Supplies Inc., a related third party, effective December 31, 2002. Winston Gu Chairman of the Company has formally resigned from the Company as Director Chairman of the Board and Officer of the Company effective April 28, 2003 concurrent with the sale of Autec Power
Systems Inc. and Bridge Technology Co. Ltd. Ningbo to Wantec Power Systems Inc. of Taiwan, ROC.. On May 14, 2003 the Company has been also advised verbally that Winston Gu ,through his attorneys, that he has a dispute with the Company. The Company has requested that any dispute as it effects the Company must be put in to writing so that it may be addressed and properly disclosed to the Board of Directors and the Company's shareholders.


Liquidity

The Company continues to require outside financing which is expected to be available now that the losing power supplies operations have been sold. The Company has settled most of its outstanding litigation except the Allied Web/ John Harwer suit. The Company believes it has no liability in this litigation; however it continues to expend legal fees on this case which to date are in excess of $250,000. The Board of Directors have authorized the filing of legal action against its former President, John Harwer, for damages including recovery of these legal fees, based upon their belief that this matter is strictly related to John Harwer's personal activities prior to joining Bridge Technology Inc.


Filing of Audited Financial Statement

The Company had filed Form 12b-25 for an extension to file its Form 10-K for the period ending December 31, 2002 by April 15, 2003. The Company was unable to meet this deadline as the auditors have not completed their work in Hong Kong and Ningbo, China. This delay in the Form 10-K filing also delays the From 10-Q filing for the period ending March 31, 2003. The Form 10-Q will be filed shortly after the Form 10-K filing. The proforma financial results filed in separate Form 8-K are for the periods ending December 31, 2002 and March 31, 2003 are not expected to vary materially from the Company's audited financial results as prepared by the Company's outside auditors, when they are received by the Company.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						Bridge Technology, Inc.
						__________________________
(Registrant)


Date       5-14-2003		/S/ James Djen, President, CEO and Director
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						(Signature)